Exhibit 99.1

BYTE Acquisition Corporation Announces the Separate Trading of its Class A Ordinary Shares and Redeemable Warrants Commencing May 10, 2021

NEW YORK, NY – May 5, 2021 – BYTE Acquisition Corporation (the “Company”), a special purpose acquisition company, today announced that, commencing on May 10, 2021, holders of the units sold in the Company’s initial public offering of 32,369,251 units which commenced trading on March 19, 2021, may elect to separately trade the Class A ordinary shares and redeemable warrants included in the units. Those units not separated will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BYTSU,” and the Class A ordinary shares and redeemable warrants that are separated will trade on Nasdaq under the symbols “BYTS” and “BYTSW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and redeemable warrants.

The units were initially offered by the Company in an underwritten offering. Citigroup Global Markets Inc. acted as sole book-running manager for the offering.

A registration statement relating to the securities became effective on March 17, 2021. The offering was made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, copies may be obtained from Citigroup Global Markets Inc., Attention: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 800-831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BYTE Acquisition Corporation

BYTE Acquisition Corporation is a newly formed blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. While the Company may pursue an acquisition opportunity in any industry or sector, we intend to focus our search for targets in the Israeli technology industry, including those engaged in enterprise software, SaaS, cybersecurity, cloud computing, artificial intelligence (“AI”) and robotics, fintech, automotive technology, semiconductors, medical technology and that offer differentiated technology platforms and products. For more information on BYTE Acquisition Corporation, please visit www.bytespac.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for a Business Combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

BYTS Company Contact:

Sam Gloor, CFO

(917) 969-9250

info@bytespac.com

BYTS Investor Relations Contact:
Chris Tyson/Doug Hobbs

SPAC Alpha IR+
(949) 491-8235

BYTS@mzgroup.us